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Exhibit 10.1
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
CONFIDENTIAL
AMENDMENT TO
DISTRIBUTION AGREEMENT
          This Amendment to Distribution Agreement (this “Amendment”), effective as of October 29, 2005 (“Amendment Effective Date”), is made and entered into by and between America Online, Inc. (“AOL”), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 on the one hand, and Homestore, Inc., a Delaware corporation, with offices at 30700 Russell Ranch Road, Westlake Village, California 91362, on the other hand (“HS”). Defined terms that are used but not defined herein shall be as defined in the Distribution Agreement between AOL and HS effective as of June 30, 2004 (as amended, the “Agreement”).
          The Parties hereby agree as follows:
1.	[*] Floor. Section 1.2 of the Agreement is replaced in its entirety with the following: “Failure to achieve any particular number of [*] during the Term or any individual quarter therein shall not result in a breach of this Agreement or any other liability to AOL hereunder, except that in the event that AOL delivers less than [*] ([*]) [*] in any quarter during the Term, then, as HS’ sole remedy, AOL shall provide HS with a credit against the next quarter’s payment in the amount equal to the number of [*] constituting the shortfall from [*] ([*]) multiplied by [*] Cents ($[*]), up to a shortfall of [*] ([*]) [*] in any quarter, and [*] Cents ($[*]) per [*] for a shortfall in excess of [*] ([*]) [*] in that quarter (the “Shortfall Amount”); provided that if a shortfall occurs in the final quarter of the Term, then AOL shall either provide HS with a credit against payments owed to AOL (in the event HS owes any amounts to AOL), or pay to HS cash equal to the Shortfall Amount.”

2.	Upside Payments. In Section 1.3 of the Agreement, the table contained therein shall be replaced in its entirety with the following:

[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]	$	[*]

[*]	[*]	[*]	[*]	[*]	$	[*]

[*]	[*]	[*]	[*]	[*]	$	[*]

[*]	[*]	[*]	[*]	[*]	$	[*]

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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The following sentence shall be added to Section 1.3: “The Parties agree that no payments pursuant to this Section 1.3 shall be due pursuant to the Agreement as in effect prior to the Amendment for the period from October 1 through the Amendment Effective Date. The Parties agree that HS shall pay to AOL amounts calculated pursuant to this Section 1.3, as amended by the Amendment, for the Customized Site [*] delivered during the period commencing October 1, 2005.”
3.	Promotion Plan.. The first sentence of Section 1.1.1 is hereby replaced in its entirety with the following: “AOL shall provide HS with the Promotions set forth on Exhibit A, attached hereto and made a part hereof (the “Promotion Plan”), including Promotions in the single channel or equivalent area that is primarily focused on real estate in each of the AOL.com, AOL Service, Netscape.com, and CompuServe Service, and the single page in AOL CityGuide that is primarily focused on real estate (such channels or areas and page being collectively referred to as the “Real Estate Channel”), as depicted for the AOL Properties in the screen shots attached hereto as Exhibit G, which shall be subject to the provisions of Section 1.4.”

The second sentence of Section 1.1.1 is hereby deleted in its entirety and replaced with the following sentence: “HS acknowledges that as of the Amendment Effective Date, AOL has plans to develop and launch a new design for the Real Estate Channel within the AOL Properties, although under such current plan, AOL does not expect that the new design would be launched until approximately [*] (the ‘Launch Date‘).”

The third sentence of Section 1.1.1 is hereby deleted in its entirety and replaced with the following sentence: “From the Amendment Effective Date until the actual date of launch of such new design (whether or not such date is on the Launch Date), AOL shall (i) continue to provide Promotions on the AOL Properties that, at a minimum, are substantially similar in quantity and quality to those integrated Promotions provided by AOL to HS pursuant to this Agreement in the Real Estate Channel and personal finance channel; and (ii) AOL will apply commercially reasonable efforts to work with HS to provide HS with additional Promotions

4.	White Label Site. HS shall collaborate with AOL on the development of the White Label site (as defined in the Programming Plan). [*]

5.	Key Indicators.
a.	The following shall replace subsection (b) of Section 5.2.1 of the Agreement in its entirety: “(b) the maintenance of listings of apartments within [*] Rental Properties, at least [*] percent ([*] %) of which shall be spread across the top [*] ([*]) Metropolitan Statistical Areas, as determined by the U.S. Bureau of the Census from time to time in the United States.”

b.	The following shall be added as a new subsection (d) of Section 5.2.1 of the Agreement: “(d) The maintenance of listings for at least [*] new home communities, at least [*] percent ([*]%) of which shall be spread across the top [*] ([*]) Metropolitan Statistical Areas, as determined by the U.S. Bureau of the Census from time to time within the United States, shall also be a Key Indicator.”

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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c.	The following shall be added to the end of Section 6.3 (HS Reporting): “Additionally, HS will supply AOL with a report once annually which details HS’ performance in maintenance of the Key Indicators described in Section 5.2.1 above; provided, however, that AOL may also request a report no more than once per quarter in the event it has a reasonable belief that HS has fallen substantially below the Key Indicator thresholds. HS shall deliver the first report on Key Indicators to AOL no later than thirty (30) days after the date of last signature below.”
7.	Payment. The date of November 1, 2005 is deleted from Section 6.1 of the Agreement. The following is added to Section 6.1 of the Agreement: “As further consideration for the services provided by AOL pursuant to this Agreement, HS agrees to pay AOL an aggregate of [*] Dollars ($[*]), consisting of eight (8) payments of [*] Dollars ($[*]) each, no later than each of the following dates: November 1, 2005, February 1, 2006, May 1, 2006, August 1, 2006, November 1, 2006, February 1, 2007, May 1, 2007, and August 1, 2007.”

8.	Omniture Tracking. The following shall be added to the Agreement as a new Section 6.7: “HS shall use commercially reasonable efforts to implement Omniture tracking codes for AOL on the Customized Site no later than December 31, 2005. HS shall work in good faith and cooperate with AOL and with Omniture to promptly resolve any technical issues that impact the collection or validity of any data in connection with the Omniture tracking codes on the Customized Site. HS acknowledges and agrees that it shall not have access to or collect information from the extranet tool for AOL’s Omniture tracking codes on the Customized Site (the “Omniture Data”). Any Omniture Data provided to HS shall be mutually agreed and provided by AOL in reports. Unless otherwise agreed by the parties, the Omniture Data shall not be used to determine the [*] or Customized Site [*] for purposes of Section 1.3.

9.	Term. The first three sentences of Section 7.1 are hereby replaced in their entirety with the following: “Unless earlier terminated as set forth herein, the Term of this Agreement shall end on September 30, 2007.”

10.	Search Ad Placement. Delete Exhibit A from the Agreement in its entirety and substitute the Exhibit A attached to this Amendment.

11.	AOL Apartments Classifieds. Delete Section 1.1.2 in its entirety.

12.	Programming Plan. The content of Exhibit C of the Agreement (Programming Plan) is replaced in its entirety with the programming plan contained in Attachment 1 of this Amendment.

13.	Additional Provisions. This Amendment is supplementary to and modifies the Agreement. Nothing in this Amendment should be interpreted as invalidating the Agreement, and provisions of this Agreement will continue to govern relations between the Parties insofar as they do not expressly conflict with this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.
[Signature page follows.]

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Effective Date.

AMERICA ONLINE, INC.		HOMESTORE, INC.

By:	/s/ Tom Newman	By:	/s/ Allan P. Merrill

Name:	Tom Newman	Name:	Allan P. Merrill

Title:	SVP, AMN	Title:	EVP

Date:	10-28-2005	Date:	10-29-2005

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ATTACHMENT 1
PROGRAMMING PLAN
General Programming Overview and Requirements:
HS and its family of brands (e.g., Realtor.com, Rent.net, Homebuilder.com) will provide the editorial content and functionality set forth below and otherwise mutually agreed by the Parties from time to time for integration within the AOL Properties. The editorial content provided by HS will supplement existing content offerings provided by other current channel partners and may primarily be used as rotating feature and how-to articles. HS will provide features that are timely, reflecting current trends and interests, and appropriate for the audience of each AOL property. All Content will be updated at least as frequently as the industry standard set by other leading Content providers in the relevant category and in accordance with the schedule set forth below where specified. HS will provide to AOL any Content optimized for broadband access which is available on the Generally Available Sites.
Customized Sites and Customized Programming
HS shall deliver the programming specified below on each version of the Customized Site co-branded with the applicable AOL Property. AOL’s provision of the Promotions specified in Exhibit A shall be contingent on HS providing the following Content. If any such Content is unavailable, AOL shall be relieved of the obligation to provide any Promotion related to such Content from the date such Content becomes unavailable until [*] ([*]) days after such Content again becomes available. In the event that AOL does not deliver any Promotions in accordance with the foregoing sentence, AOL shall be relieved of a proportional amount of the [*] Floor.
General Content & Functionality Requirements:
HS will provide the following tools, functionality and Content:
Logos for the following HS brands in EPS format:
◆	Homestore.com

◆	Realtor.com

◆	Rent.net

◆	Homebuilder.com

◆	SeniorHousingNet

◆	Welcome Wagon
Homestore will provide APIs, content, listings, links and backend support for the following widgets:
◆	Find a Home Widget

◆	Find an Apartment Widget

◆	Find a Home/Apartment Widget

◆	Find a Lender Widget

◆	Find a Realtor Widget

◆	Plan Your Move Widget

◆	Start Moving Widget

◆	Find a Neighborhood Widget

◆	Cost of Living Widget

◆	Moving Checklist Widget

◆	Community Reports

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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◆	Home Affordability Widget

◆	Home Appreciation Widget

◆	What’s Your Home Worth? Widget
Homestore will provide content, listings, links and backend support for the following calculators on the AOL Properties, including but not limited to:
◆	Home Appreciation Calculator

◆	Home Affordability Calculator

◆	Mortgage Payment Calculator

◆	Rent v. Buy Calculator

◆	Salary Calculator

◆	Moving Cost Calculator
HS will provide the following Feeds:
◆	Featured Homes: HS will provide AOL with a daily feed that includes 3-4 available homes per ZIP code or DMA selected by HS, in format that meets AOL’s technical specifications.

◆	Featured Apartments: HS will provide AOL with a daily feed that includes 3-4 available apartments per ZIP code or DMA selected by HS in format that meets AOL’s technical specifications.
Homestore will provide AOL with the following Content, which shall include but not be limited to:
Homes:
◆	Information for first time buyers, including things to know and questions to ask;

◆	Tips for buying a home in a difficult or tight market;

◆	Tips for house hunting;

◆	Tips information and trends on buying a second home or vacation home

◆	Advice on buying a fixer-upper;

◆	Articles that can assist after the offer is made, including negotiation techniques, working with a home inspector,

understanding how your mortgage works, what happens at closing
New Homes:
◆	Articles on how to find a builder, including what questions to ask and what to expect;

◆	Understanding the financing process for new homes;

◆	Information on the building process — including selecting land, designing the home, what to expect during construction, etc;

◆	Tips, Q&A and testimonials
Apartments:
◆	Articles on searching for an apartment, including finding affordable housing, renting safety and maintenance and tips for apartment hunting;

◆	Information on pros and cons of renting v. buying;

◆	Renter’s Insurance overview and how-to’s;

◆	Assistance in understanding leases, and security deposits, understanding tenant rights and deciphering rental laws;

◆	Tips for finding roommates and choosing a roommate
Senior Housing:
◆	Articles comparing housing and care options, including tools and content for finding the right type of housing;

◆	Content and tips for protecting oneself / staying well specific to top illnesses;

◆	Medical articles, including Medicare, legal options, payment options.

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Neighborhoods:
◆	Articles on top neighborhoods, by DMA;

◆	Top 10 lists for best, safe places to live;

◆	Tips for selecting and finding the right neighborhoods;

◆	Content, statistics and tools to help members rate neighborhoods.
Moving:
◆	Tips on packing, moving and storing furniture;

◆	Comparisons of full service versus do-it-yourself mover;

◆	Articles and tools for planning a move, including organizing for a move and determining costs;

◆	Solutions / options for moving autos, pets and other large or sensitive objects;

◆	Articles on setting up / transferring utilities.
Selling:
◆	Articles on how to find a real estate agent, including what questions to ask, what to expect and how to negotiate;

◆	Top 10s and tips on improvements to make before putting a home on the market;

◆	Assistance on determining the home’s value and timing seasonal sales;

◆	Advice on managing a sale and a purchase.
Personal Finance:
◆	Mortgage articles, including content on pre-qualifications, different types of mortgages, prepayment, closing costs and appraisals, and Q&A;

◆	Tools to estimate mortgage costs;

◆	Home equity loan articles;

◆	Refinancing articles;

◆	Credit articles, including content on cleaning up credit, credit scores, credit reports, and Q&A;

◆	Tips information and trends on investing in real estate, being a landlord;

◆	Content such as Top 10 Lists, Smart Tips, etc.;
News:
◆	Relevant news on trends, changes or happenings with respect to home buying, selling or renting;

◆	Content such as Top 10 Lists, survey results, etc,
Home Improvement:
◆	How-to home improvement articles with images and step-by-step;

◆	Before and after home improvement articles;

◆	Material and project estimator calculators and tools;

◆	Content such as: Top 10 Lists, Smart Tips, etc.;

◆	Photo galleries;

◆	Steps to getting home ready to sell;
Decorating:
◆	Decorating how-to features;

◆	Inspirational decorating features;

◆	Room-by-room features (e.g., kitchens, bedrooms, living rooms);

◆	Material and project estimator calculators and tools;

◆	Content such as Top 10 Lists, Smart Tips, etc.;

◆	Photo galleries;

◆	What to know about buying a builder home — picking out options, extras you will have to pay for

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Gardening:
◆	Inspirational, seasonally appropriate gardening features;

◆	Garden problem solver content;
Cross-category home service directories content/links:
◆	Decorator/designer;

◆	Contractor;

◆	Painter;

◆	Landscaper;

◆	Gardener;

◆	Wallpaper hanger;

◆	Handyman/all purpose;

◆	Carpenter;

◆	Plumber;

◆	Electrician;

◆	Architect;

◆	Builder;

◆	Others as reasonably determined by AOL.
Homestore will provide access to the following Broadband Content, to the extent available, in addition to any other Content optimized for broadband access which is available on the Generally Available Sites:
◆	Neighborhood tours;

◆	Homes / apartment tours;

◆	Apartment community tours;

◆	Buying/selling tutorials video, if made available by HS;

◆	Tours of aspirational / celebrity homes, if available
HS shall at all times display the most recent real estate listings Content available.
Additionally, HS shall, from time to time, make available supporting real estate News/topical information on relevant and timely events or trends in the industry. News/topical articles are defined as information that reflects the current status of an ever-changing industry. (News/topical articles do not generally include tools, calculators, buying/selling basics and other such Content that does not change over the course of time). Should newer articles become available that supersedes the Content on the AOL Properties, the article/information will be considered out of date and HS will replace the “dated” article within [*] ([*]) days.
If news/topical links are not updated or removed as provided herein, AOL will provide HS notice and HS will have [*] ([*]) days to perform the refreshes. Should those updates not be made, HS will be considered in breach of contract without regard to any additional cure period set forth in the Agreement (i.e., this [*] day cure period replaces the [*] days cure period set forth in Section 7.2).
For the avoidance of doubt, inclusion of any Content in this Exhibit does not represent any obligation of or guarantee by AOL that such Content will be promoted by AOL in any particular manner.
Personal Finance
HS will provide the following tools and functionality:
◆	Home Affordability Calculator. With respect to the Home Affordability Calculator, when an AOL user clicks through to the Customized Site from the ‘Home Affordability’ calculator, results shall be transparent, with no pop-ups or secondary screens displayed before the user sees the results.

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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◆	Mortgage Payment Calculator. With respect to the Mortgage Payment Calculator, when an AOL user clicks through to the Customized Site from the ‘Mortgage Payment’ calculator, results shall be transparent, with no pop-ups or secondary screens displayed before the user sees the results. The advertising shall be stripped from the results as agreed to between the parties, and as illustrated in Exhibit I.
Other Categories
HS will provide AOL access to all other tools, functionality, and Content then available on any Generally Available Site (e.g., appliances, commercial services, etc.) for use through the AOL Network.
Keyword Search Terms
Subject to the provisions of Exhibit D, HS shall have the right to use the following Keyword Search Terms:
Homestore
Homestore.com
Realtor.com
Homebuilder.com
Remodel.com
Springstreet.com
Springstreet
Homefair.com
Seniorhousing.net
Corporatehousing.net
Move.com
Homeplans.com
Homestyles.com
Rent.net
Rentnet
Welcome Wagon
The School Report
Homestore 2006 Product Requirements
HS will provide to AOL the following Content, tools and functionality in the following order (descending from soonest to latest available). HS shall use commercially reasonable efforts to provide such Content, tools and functionality no later than [*]:
•	HS will provide AOL with its current advanced search options for Realtor.com, RentNet and HomeBuilder for inclusion in a customized Search experience.

•	HS will create a content management and update process and will use commercially reasonable efforts to ensure a maximum [*] turnaround time for changes and updates to content. This will be accomplished by posting all articles on the Homestore.com domain and using source codes to attribute traffic to the proper Customized Site.

•	HS and AOL will work together to define a customized solution with respect to Realtor.com to meet AOL’s reasonable product goals for 2006. This solution (the “White Label Site”) shall consist of pages that are developed, hosted and maintained by HS, and may include the following

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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features: which will live within AOL defined look and feel (which look and feel shall not substantially change subsequent to HS’ completion of the White Label Site). The Parties shall work together to incorporate the White Label Site into the Real Estate Channel or develop links to the White Label Site therefrom.
•	[*]

•	[*]

•	[*]

•	[*]

•	[*]
HS will provide AOL with daily XML feeds of properties for RentNet and HomeBuilder (the breadth of the feed as agreed upon separately in writing by the parties) by DMA and including (but not limited to) basic listing information such as: image of home, city, state, zip, price, beds, baths.
•	HS will provide APIs, content, listings, links and backend support for the following widget: How Safe is Your Neighborhood

•	HS will provide increased access to its editorial staff and will collaborate with AOL to enhance and update a library of core content, galleries, quizzes and promotional Content around the home buying process. In addition, HS and AOL will also use commercially reasonable efforts to develop new interactive Content. HS editorial team will create content and timeframes around the various date driven events listed below. HS will work with AOL to integrate content into a web-based calendar solution.
•	Home maintenance

•	Moving

•	Buying a home

•	Managing Finances related to the home
HS will provide AOL with visibility into the new Content available on a periodic basis.
•	HS will deliver a redirect solution that will provide AOL with short URL query strings for pointing into localized listings.

•	HS will begin delivery of quarterly trend articles, including information on trends in the real estate market based on data from HS’s listings database and including visual representation of trends in the form of charts and graphs. The Parties will coordinate on the focus of the articles.
HS will provide to AOL the following Content, tools and functionality beginning in the following order (descending from soonest to latest available). HS will use commercially reasonable efforts to provide such Content, tools and functionality no later than [*]:
•	HS will deliver the White Label Site as defined and agreed to by the Parties.

•	HS will integrate ‘Date Posted’ and/or ‘Date Updated’ classifications on Realtor.com listings.

•	HS will work with AOL to integrate certain listing data into an AOL designated mapping solution.

•	HS will work with AOL to integrate with the AOL Alerts product (or AOL’s third party designee) to save searches and listings and to create and display alerts for RentNet and HomeBuilder on the Real Estate Channel.

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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•	Ability to save listings and searches on AOL Real Estate Channel. AOL Real Estate would dynamically display new listings meeting criteria etc.

•	Desired Alerts include: New home meeting user specified criteria, Change to status of “saved” home (additional pictures, change in price, etc.)
•	HS will update its Great Neighborhoods series to include top 25 DMAs, 2005 housing information most recent information on neighborhoods.

EXHIBIT A
PROMOTION PLAN
     AOL agrees to expand the Promotion Plan to include promotion of the new features set forth under “Homestore 2006 Products Requirements” on Attachment 1 Programming Plan.

Promotion
AOL Property	Channel	Screen or Area	Promotion	Number
AOL Service

	Real Estate Channel	Real Estate Main	Find A Home widget	AOL1 *
	Real Estate Channel	Real Estate Main	Find An Apartment widget	AOL2
	Real Estate Channel	Homes	Find A Home widget	AOL3 *
	Real Estate Channel	Homes	Find A Lender widget	AOL4
	Real Estate Channel	Homes	Find A Mover widget	AOL5
	Real Estate Channel	Homes	Find A Realtor widget	AOL6
	Real Estate Channel	Apartments	Find An Apartment widget	AOL7 *
	Real Estate Channel	Apartments	Find A Mover widget	AOL8
	Real Estate Channel	Apartments	Find Self Storage widget	AOL9
	Real Estate Channel	Neighborhoods	Find A Home/Apt widget	AOL10 *
	Real Estate Channel	Neighborhoods	Find A Neighborhood widget	AOL11
	Real Estate Channel	Neighborhoods	Cost of Living Calculator	AOL12
	Real Estate Channel	Neighborhoods	Community Reports	AOL13
	Real Estate Channel	Moving	Plan Your Move	AOL14 *
	Real Estate Channel	Moving	Start Moving	AOL15
	Real Estate Channel	Moving	Moving Checklist	AOL16
	Personal Finance	Mortgages	Home Affordability widget or
	Channel		Mortgage Calculator	AOL17

AOL CityGuide
	Shop & Find	Real Estate Main	Find a Home or Apartment	CG1
widget
Netscape / CompuServe
	Home & Real Estate	Home & Real	Find a Home/Apt widget	NS1*, CS1*
Estate Main
	Home & Real Estate	Real Estate Main	Find a Home/Apt widget	NS2*, CS2*
	Home & Real Estate	Real Estate Main	Find a Realtor widget	NS3, CS3
	Home & Real Estate	Real Estate Main	Find a Lender widget	NS4, CS4
	Home & Real Estate	Real Estate Main	Find a Neighborhood widget	NS5, CS5
	Home & Real Estate	Real Estate Main	Find a Mover widget	NS6, CS6
	Home & Real Estate	Homes	Find a Home widget	NS7*, CS7*
	Home & Real Estate	Homes	Find a Mover widget	NS8, CS8
	Home & Real Estate	Homes	Find a Lender widget	NS9, CS9
	Home & Real Estate	Homes	Find a Neighborhood widget	NS10, CS10
	Home & Real Estate	Homes	Find a Realtor widget	NS11, CS11
	Home & Real Estate	Apartments	Find an Apartment widget	NS12*, CS12*
	Home & Real Estate	Apartments	Find a Mover widget	NS13, CS13
	Home & Real Estate	Apartments	Find Self Storage widget	NS14, CS14
	Home & Real Estate	Neighborhoods	Find a Neighborhood widget	NS15,* CS15*
	Home & Real Estate	Neighborhoods	Cost of Living Calculator	NS16*, CS16*
	Home & Real Estate	Neighborhoods	School Reports	NS17, CS17
	Home & Real Estate	Moving & Storage	Start Moving	NS18*, CS18*
	Home & Real Estate	Moving & Storage	Cost of Living Calculator	NS19*, CS19*
	Home & Real Estate	Moving & Storage	Plan Your Move	NS20, CS20
	Home & Real Estate	Moving & Storage	Moving Calculator	NS21, CS21
	Home & Real Estate	Home Finance	Find A Loan	NS22*, CS22*
	Home & Real Estate	Home Finance	Home Affordability Calculator	NS23, CS23
	Home & Real Estate	Home Finance	Mortgage Calculator	NS24, CS24

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Note: Promotions designated with (*) shall be [*] in accordance with AOL’s design and technical specifications. [*] the designated Promotions on the AOL Service as of the Launch Date. [*] the designated Promotions on Netscape.com and the CompuServe Service as of a date that is mutually agreed by the Parties.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.